Exhibit 99.1

Biocept Announces Pricing of $9.3 Million

Financing

SAN DIEGO (March 28, 2017) – Biocept, Inc. (NASDAQ: BIOC), a leading commercial provider of clinically actionable liquid biopsy tests designed to improve the outcomes of cancer patients, today announced that it has entered into securities purchase agreements with certain institutional investors providing for the purchase and sale of 4,320,000 shares of common stock at a price of $2.15 per share and warrants to purchase up to 2,160,000 shares of common stock with an exercise price of $2.50 per share. The warrants will be exercisable six months following the closing date and will expire five years from the date they become exercisable. The gross proceeds of the offering are expected to be approximately $9.3 million.

The offering is expected to close on or about March 31, 2017, subject to satisfaction of customary closing conditions. Net proceeds of the offering, after placement and other fees and estimated expenses payable by Biocept are expected to be approximately $8.4 million. Biocept intends to use the proceeds for working capital and general corporate purposes.

Roth Capital Partners acted as lead placement agent in connection with the offering. WestPark Capital, Inc. and Chardan Capital acted as co-placement agents.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-204138), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on May 21, 2015. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by Biocept with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.

About Biocept

Biocept, Inc. is a molecular diagnostics company with commercialized assays for lung, breast, gastric, colorectal and prostate cancers, and melanoma. The Company uses its proprietary liquid biopsy technology to provide physicians with clinically actionable information for treating and monitoring patients diagnosed with cancer. The Company's patented Target Selector™ liquid biopsy technology platform captures and analyzes tumor-associated molecular markers in both circulating tumor cells (CTCs) and in circulating tumor DNA (ctDNA). With thousands of tests performed, the platform has demonstrated the ability to identify cancer mutations and alterations to inform physicians about a patient’s disease and therapeutic options. For additional information, please visit www.biocept.com.

Forward-Looking Statements Disclaimer Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this release are not strictly historical, including without limitation statements as to our ability to close the offering, the net proceeds from the offering, and our intended use of the proceeds from the offering, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC, which can be accessed over the Internet at the SEC's website located at www.sec.gov.

Investor Contact:Media Contact:

LHA     Trevelino/Keller

Jody CainColleen Murphy

Jcain@lhai.comcmurphy@trevelinokeller.com

310-691-7100404-214-0722, Ext. 109

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